Exhibit 10.1

RESTRICTED STOCK AWARD AGREEMENT

CELLYAN BIOTECHNOLOGY CO., LTD

1. Grant of Award. Pursuant to the terms of this Restricted Stock Award Agreement (this “Agreement”) Cellyan Biotechnology Co., Ltd, a Cayman Islands exempted company (the “Company”; together with its Subsidiaries, the “Group”), grants to Mr. Zijian Wu (the “Grantee”) this award of restricted stock (this “Restricted Stock Award”). The number of class A ordinary shares of par value of US$0.001 each (the “Class A Ordinary Shares”) awarded under this Restricted Stock Award Agreement (this “Agreement”) is 817,499 shares (the “Awarded Shares”). The “Date of Grant” of this Award is July 10, 2026. To receive this Award, the Grantee must sign this Agreement and return it to the Company by July 10, 2026. By signing this Agreement, the Grantee agrees to be bound by the terms and conditions herein, the Plan and any and all conditions established by the Company in connection with Awards issued under the Plan (which shall apply to this Award unless otherwise provided by the Company), and the Grantee further acknowledges and agrees that this Award does not confer any legal or equitable right (other than those rights constituting the Award itself) against the Company directly or indirectly, or give rise to any cause of action at law or in equity against the Company.

This Restricted Stock Award is being granted to in consideration of the strategic planning, operational support, corporate governance, and compliance-related advisory services to be rendered by Grantee to the Company in the capacity as the Company’s advisor and the Compensation Committee of the Board has determined that it is in the best interests of the Company to grant a restricted stock award on the terms and conditions set forth herein. In an Advisor agreement dated April 12, 2026 (the “Advisor Agreement”), the Company offered the Grantee an award of restricted shares materially consistent with this Agreement. Except as specifically provided to the contrary under this Agreement, this Restricted Stock Award shall be construed and administered in accordance with the Hong Kong Pharma Digital Technology Holdings Limited 2025 Equity Incentive Plan (the “Plan”), the terms of which are hereby incorporated by reference.

This Agreement is subject to the terms and conditions of the Plan, and the terms of the Plan shall control to the extent not otherwise inconsistent with the provisions of this Agreement. To the extent the terms of the Plan are inconsistent with the provisions of this Agreement, this Agreement shall control. The capitalized terms used herein that are defined in the Plan shall have the same meanings assigned to them in the Plan. This Agreement is subject to any rules promulgated pursuant to the Plan by the Board or the Committee to the extent applicable to awards and communicated to the Grantee in writing.

2. Vesting. Except as specifically provided in this Agreement and subject to certain restrictions and conditions set forth in the Plan, the Awarded Shares shall vest as follows:

a. All of the total Awarded Shares (rounded down to the nearest whole share) shall vest on the thirty-day anniversary of the Date of Grant, provided that the Grantee has continuously provided services to the Group as directors, officers, managers, employees, consultants and advisors (and prospective directors, officers, managers, employees, consultants and advisors) through that date.

Notwithstanding the foregoing, all of the then unvested Awarded Shares shall vest effective immediately prior to the consummation of a Change in Control, provided that the Grantee has continuously provided services to the Group as an directors, officers, managers, employees, consultants and advisors (and prospective directors, officers, managers, employees, consultants and advisors) through the date of the consummation of the Change in Control.

For purposes hereof, “Change in Control” shall mean either of the following:

(a) A transaction or series of transactions (other than an offering of Class A Ordinary Shares to the general public through a registration statement filed with the Securities and Exchange Commission or a transaction or series of transactions that meets the requirements of clauses (i) and (ii) of subsection (b) below) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its Subsidiaries, an equity benefit plan maintained by the Company or any of its Subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(b) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(i) which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least 50% of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(ii) after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this clause (ii) as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction.

For purposes of this Agreement, “Subsidiary” means any entity, whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least 50% of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

For purposes hereof, “Cause” shall mean, unless otherwise defined in an advisory agreement with respect to the termination of the Grantee’s services with the Company (in which case such cause definition and process shall apply in lieu of this paragraph), the occurrence of one or more of the following events, as determined by the Committee in its good faith: (i) misconduct or material failure or refusal to perform (other than by reason of disability or an approved leave of absence), or substantial negligence in the performance of, his or her duties and responsibilities to the Company or any member of the Group; (ii) the Grantee’s material breach of any restrictive covenant agreement between the Grantee and any member of the Group; (iii) the Grantee’s commission of an act or acts constituting a felony or any crime involving moral turpitude or that has or reasonably could be expected to have an adverse effect on any member of the Group, including economically or reputationally; (iv) the Grantee’s commission of fraud, embezzlement, theft or other act involving dishonesty; (v) other conduct by the Grantee that is or could be reasonably expected to be materially harmful to the business interests or reputation of any member of the Group; (vi) the Grantee’s breach of a fiduciary duty owed to the Company or a member of the Group, including acting in conflict with the business interests of any member of the Group; or (vii) the Grantee’s material breach of this Agreement or an employment policy or code of conduct of member of the Group. In the event of Grantee’s termination of service as directors, officers, managers, employees, consultants and advisors by the Group for Cause, all of the vested Awarded Shares shall be forfeited on the date of such termination. If, within six months following the Grantee’s termination of service with the Group as directors, officers, managers, employees, consultants and advisors for any reason other than for Cause, it is discovered that the Grantee’s employment or service could have been terminated for Cause, Grantee’s employment or service shall, at the discretion of the Committee, be deemed to have been terminated for Cause for all purposes under the Plan, and the Grantee shall be required to repay to the Company all amounts received by the Grantee and his or her permitted transferees in connection with Awarded Shares following such termination that would have been forfeited under the Plan had such termination been for Cause.

3. Forfeiture of Awarded Shares. Awarded Shares that are not vested in accordance with Section 2 shall be forfeited on the date of the Grantee’s termination of service with the Group as directors, officers, managers, employees, consultants and advisors (the “Termination Date”). Upon forfeiture, all of the Grantee’s rights with respect to the forfeited Awarded Shares shall cease and terminate, without any further obligations on the part of the Company or the Group.

4. Restrictions on Awarded Shares. Subject to the provisions of the Plan and the terms of this Agreement, from the Date of Grant until the date the Awarded Shares are vested in accordance with Section 2 and are no longer subject to forfeiture in accordance with Section 3 (the “Restriction Period”), the Grantee shall not be permitted to sell, transfer, pledge, or assign any of the Awarded Shares. Except for these limitations, the Committee may in its sole discretion, remove any or all of the restrictions on such Awarded Shares whenever it may determine that, by reason of changes in Applicable Laws or other changes in circumstances arising after the date of this Agreement, such action is appropriate.

5. Legend. Awarded Shares electronically registered in a Grantee’s name shall note that such shares are Restricted Stock. If certificates for Awarded Shares are issued, the following legend shall be placed on all such certificates:

On the face of the certificate:

“Transfer of this stock is restricted in accordance with conditions printed on the reverse of this certificate.”

On the reverse:

“The shares of stock evidenced by this certificate are subject to and transferable only in accordance with that certain Restricted Stock Award Agreement dated as of July 10, 2026, by and between the Company and Zijian Wu, a copy of which is on file at the principal office of the Company. No transfer or pledge of the shares evidenced hereby may be made except in accordance with and subject to the provisions of said Plan and Award Agreement. By acceptance of this certificate, any holder, transferee or pledgee hereof agrees to be bound by all of the provisions of said Plan and Award Agreement.”

The following legend shall be inserted on a certificate, if issued, evidencing Class A Ordinary Shares issued under this Agreement if the shares were not issued in a transaction registered under the applicable federal and state securities laws:

“Shares of stock represented by this certificate have been acquired by the holder for investment and not for resale, transfer or distribution, have been issued pursuant to exemptions from the registration requirements of applicable state and federal securities laws, and may not be offered for sale, sold or transferred other than pursuant to effective registration under such laws, or in transactions otherwise in compliance with such laws, and upon evidence satisfactory to the Company of compliance with such laws, as to which the Company may rely upon an opinion of counsel satisfactory to the Company.”

All Awarded Shares owned by the Grantee shall be subject to the terms of this Agreement and shall be represented by a certificate or certificates bearing the foregoing legend.

6. Delivery of Certificates. If requested by the Grantee, the Company shall deliver certificates for the Awarded Shares free of restriction under this Agreement promptly after, and only after, the Restriction Period has expired without forfeiture pursuant to Section 4. In connection with the issuance of a certificate for Restricted Stock, the Grantee shall endorse such certificate in blank or execute a stock power in a form satisfactory to the Company in blank and deliver such certificate and executed stock power to the Company.

7. Clawback. Notwithstanding Section 2, if the Grantee is an executive officer (as defined under U.S. Securities and Exchange Commission rules) of the Company at any time after the Date of Grant and the Company is required to restate its financial statements, then the Committee may, in its sole and absolute discretion, at any time within two years following such restatement, require the Grantee to, and the Grantee shall immediately upon notice of such Committee determination, return to the Company any Awarded Shares and pay to the Company in cash the amount of any proceeds received by the Grantee from the disposition or transfer of, and any dividends or other distributions of cash or property received by the Grantee with respect to, any Awarded Shares, in each case during the period commencing two years before the beginning of the restated financial period and ending on the date of such Committee determination. In addition, any portion of the Awarded Shares that is not vested or has not been exercised by the Grantee on the date that the Committee makes such determination shall be immediately and irrevocably forfeited. The Committee shall have the authority and discretion to make any determination regarding the specific implementation of this Section 7 with respect to the Grantee. In addition to this Section 7, this Agreement, the Awarded Shares shall be fully subject to the terms and conditions of any “clawback” or compensation recovery policy that is in effect or may later be adopted by the Company in its discretion or imposed under Applicable Laws, each as may be amended and in effect from time to time.

8. Rights of a Shareholder. Except as provided in Section 4 and Section 5 above, the Grantee shall have, with respect to his Awarded Shares, all of the rights of a shareholder of the Company, including the right to vote the shares, and the right to receive any dividends thereon. Any share dividends paid with respect to Awarded Shares shall at all times be treated as Awarded Shares and shall be subject to all restrictions placed on Awarded Shares; any such share dividends paid with respect to Awarded Shares shall vest as the Awarded Shares become vested.

9. Adjustment to Number of Awarded Shares. The number of Awarded Shares shall be subject to adjustment in accordance with Section 8 of the Plan.

10. Grantee’s Representations. Notwithstanding anything herein to the contrary, the Grantee hereby represents and warrants to the Company, that:

a. The Awarded Shares acquired for investment purposes only for the Grantee’s own account and not with a view to or in connection with any distribution, re-offer, resale, or other disposition not in compliance with the Securities Act of 1933, as amended (the “Securities Act”) and applicable state securities laws;

b. The Grantee, alone or together with the Grantee’s representatives, possesses such expertise, knowledge, and sophistication in financial and business matters generally, and in the type of transactions in which the Company proposes to engage in particular, that the Grantee is capable of evaluating the merits and economic risks of acquiring Class A Ordinary Shares and holding such Class A Ordinary Shares;

c. The Grantee has had access to all of the information with respect to the Class A Ordinary Shares underlying the Awarded Shares that the Grantee deems necessary to make a complete evaluation thereof and has had the opportunity to question the Company concerning the Awarded Shares and the Class A Ordinary Shares;

d. The decision of the Grantee to acquire the Awarded Shares for investment has been based solely upon the evaluation made by the Grantee;

e. The Grantee understands that the Awarded Shares constitute “restricted securities” under the Securities Act and has not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Grantee’s investment intent as expressed herein. The Grantee further understands that, subject to Section 23 below, the Awarded Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available; and

f. Except as set forth in Section 12 below, the Grantee acknowledges and understands that the Company is under no obligation to register the Class A Ordinary Shares underlying the Awarded Shares and that the certificates evidencing such Class A Ordinary Shares will be imprinted with a legend which prohibits the transfer of such Class A Ordinary Shares unless it is registered or such registration is not required in the opinion of counsel satisfactory to the Company and any other legend required under applicable state securities laws;

g. The Grantee is not a “U.S. person” in accordance with Regulation S under the Securities Act.

11. Grantee’s Acknowledgments. The Grantee acknowledges that a copy of the Plan has been made available for his or her review by the Company, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Award subject to the terms and provisions thereof. The Participant hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Committee or the Board, as appropriate, upon any questions arising under the Plan or this Agreement.

12. Registration. Except as set forth below, the Grantee acknowledges and understands that the Company is under no obligation to register the Class A Ordinary Shares underlying the Awarded Shares and that the certificates evidencing such Common Stock will be imprinted with a legend which prohibits the transfer of such Class A Ordinary Shares unless it is registered or such registration is not required in the opinion of counsel satisfactory to the Company and any other legend required under applicable state securities laws. The Company covenants and agrees to file a registration statement under the Securities Act on Form S-8, subject to requirements under Applicable Law, with respect to this Agreement and the Awarded Shares granted hereunder as soon as administratively practicable following the Date of Grant.

13. Law Governing. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the Cayman Islands (excluding any conflict of laws rule or principle of Cayman Islands law that might refer the governance, construction, or interpretation of this Agreement to the laws of another state).

14. No Right to Continue Service. Nothing herein shall be construed to confer upon the Grantee the right to continue to provide services to the Company or the Group, whether as directors, officers, managers, employees, consultants and advisors, or interfere with or restrict in any way the right of the Company or the Group to discharge the Grantee as directors, officers, managers, employees, consultants and advisors at any time.

15. Legal Construction. In the event that any one or more of the terms, provisions, or agreements that are contained in this Agreement shall be held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect for any reason, the invalid, illegal, or unenforceable term, provision, or agreement shall not affect any other term, provision, or agreement that is contained in this Agreement and this Agreement shall be construed in all respects as if the invalid, illegal, or unenforceable term, provision, or agreement had never been contained herein.

16. Covenants and Agreements as Independent Agreements. Each of the covenants and agreements that is set forth in this Agreement shall be construed as a covenant and agreement independent of any other provision of this Agreement. The existence of any claim or cause of action of the Grantee against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements that are set forth in this Agreement.

17. Entire Agreement. This Agreement together with the Plan supersede any and all other prior understandings and agreements, either oral or in writing, between the parties with respect to the subject matter hereof, including the Advisor Agreement, and constitute the sole and only agreements between the parties with respect to the said subject matter. All prior negotiations and agreements between the parties with respect to the subject matter hereof are merged into this Agreement. Each party to this Agreement acknowledges that no representations, promises, or agreements, orally or otherwise, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement or the Plan and that any agreement, statement or promise that is not contained in this Agreement or the Plan shall not be valid or binding or of any force or effect.

18. Parties Bound. The terms, provisions, and agreements that are contained in this Agreement shall apply to, be binding upon, and inure to the benefit of the parties and their respective heirs, executors, administrators, legal representatives, and permitted successors and assigns, subject to the limitation on assignment expressly set forth herein. No person shall be permitted to acquire any Awarded Shares without first executing and delivering an agreement in the form satisfactory to the Company making such person or entity subject to the restrictions on transfer contained herein.

19. Modification. The Company may amend or modify this Award in any manner to the extent that the Company would have had the authority under the Plan initially to grant such Award, provided that no such amendment or modification shall materially and adversely impair the Grantee’s rights under this Agreement without the Grantee’s written consent. Other than as provided in the preceding sentence, this Agreement may be amended, modified or supplemented only by an instrument in writing signed by both parties hereto.

20. Headings. The headings that are used in this Agreement are used for reference and convenience purposes only and do not constitute substantive matters to be considered in construing the terms and provisions of this Agreement.

21. Gender and Number. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

22. Notice. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered only when actually received by the Company or by the Grantee, as the case may be, at the addresses set forth below, or at such other addresses as they have theretofore specified by written notice delivered in accordance herewith:

a. Notice to the Company shall be addressed and delivered as follows:

CELLYAN BIOTECHNOLOGY CO., LTD

Room B1, 5/F., Well Town Industrial Building,

13 Ko Fai Road, Yau Tong, Kowloon

Hong Kong

+852 2618-9289

b. Notice to the Grantee shall be addressed and delivered as set forth on the signature page.

23. Tax Requirements. The Grantee is hereby advised to consult immediately with his or her own tax advisor regarding the tax consequences of this Agreement, the method and timing for filing an election to include this Agreement in income under Section 83(b) of the Code, and the tax consequences of such election. By execution of this Agreement, the Grantee agrees that if the Grantee makes such an election, the Grantee shall provide the Company with written notice of such election in accordance with the regulations promulgated under Section 83(b) of the Code. The Company or, if applicable, any Subsidiary (for purposes of this Section 23, the term “Company” shall be deemed to include any applicable Subsidiary), shall have the right to deduct from all amounts paid in cash or other form in connection with this Agreement or the Plan, any federal, state, local, or other taxes required by law to be withheld in connection with this Award. The Grantee may elect to have the Company withhold an additional amount up to the maximum statutory amount in accordance with Company procedures, provided such withholding does not trigger liability accounting under applicable accounting rules. The Company may, in its sole discretion, also require the Grantee receiving Class A Ordinary Shares issued under this Agreement to pay the Company the amount of any taxes that the Company is required to withhold in connection with the Grantee’s income arising with respect to this Award. Such payments shall be required to be made when requested by Company and may be required to be made prior to the delivery of any certificate representing Class A Ordinary Shares, if such certificate is requested by the Grantee. Such payment may be made by (i) the delivery of cash to the Company in an amount that equals or exceeds (to avoid the issuance of fractional shares under (iii) below) the required tax withholding obligations of the Company; (ii) if the Company, in its sole discretion, so consents in writing, the actual delivery by the Grantee to the Company of Class A Ordinary Shares that the Grantee has not acquired from the Company within six (6) months prior thereto, which shares so delivered have an aggregate Fair Market Value that equals or exceeds (to avoid the issuance of fractional shares under (iii) below) the required tax withholding payment; (iii) if the Company, in its sole discretion, so consents in writing, the Company’s withholding of a number of shares to be delivered upon the vesting of this Restricted Stock Award, which shares so withheld have an aggregate Fair Market Value that equals (but does not exceed) the required tax withholding payment; or (iv) any combination of (i), (ii), or (iii). The Company may, in its sole discretion, withhold any such taxes from any other cash remuneration otherwise paid by the Company to the Grantee.

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Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Grantee, to evidence his or her consent and approval of all the terms hereof, has duly executed this Agreement, as of the date specified in Section 1 hereof.

COMPANY:
CELLYAN BIOTECHNOLOGY CO., LTD

By:
Name:	Chenyu Liang
Title:	Chief Executive Officer and Director

PARTICIPANT:

Signature

Name:	Zijian Wu
Address:	9. Blok, 3. Kat, Daire 10 Yenimahalle Mah No: 16, Bağcılar 3200, İstanbul, Türkiye

Date of Signature: